As filed with the Securities and Exchange Commission on June 24, 2024.

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITI TRENDS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2150697
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

104 Coleman Boulevard

Savannah, Georgia 31408

(912) 236-1561

(Address, Including Zip Code, of Principal Executive Offices)

Citi Trends, Inc. 2021 Incentive Plan

(Full Title of the Plan)

Kenneth D. Seipel

Interim Chief Executive Officer
Citi Trends, Inc.
104 Coleman Boulevard

Savannah, Georgia 31408

Telephone: (912) 236-1561
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to: John B. Shannon, Esq. Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 20, 2024, at the annual meeting of stockholders of Citi Trends, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the Citi Trends, Inc. 2021 Incentive Plan (the “Plan”), which amended the Plan to increase the number of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), that may be issued under the Plan by 450,000 Shares. This Registration Statement on Form S-8 relates to the additional 450,000 Shares authorized for issuance under the Plan pursuant to the Amendment, including additional Shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2021, relating to the Plan (Registration Nos. 333-256946), including the information contained therein, is hereby incorporated by reference into this Registration Statement on Form S-8 (the “Registration Statement”), except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Except as indicated below as being incorporated by reference to another filing with the Commission by the Company, the following exhibits to this registration statement are being filed herewith:

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 7, 2018).

4.2	Fourth Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 31, 2022).

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page).

99.1	Citi Trends, Inc. 2021 Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 16, 2021).

99.2	Amendment to the Citi Trends, Inc. 2021 Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on May 8, 2024).

107.1	Filing fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on June 24, 2024.

CITI TRENDS, INC.

By:	/s/ Kenneth D. Seipel
Kenneth D. Seipel
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Heather L. Plutino and Kenneth D. Seipel, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth D. Seipel	Interim Chief Executive Officer	June 24, 2024
Kenneth D. Seipel	(Principal Executive Officer) and Director

/s/ Heather L. Plutino	Executive Vice President and Chief Financial Officer	June 24, 2024
Heather L. Plutino	(Principal Financial and Accounting Officer)

/s/ Peter R. Sachse	Executive Chairman of the Board	June 24, 2024
Peter R. Sachse

/s/ Jonathan Duskin	Director	June 24, 2024
Jonathan Duskin

/s/ David Heath	Director	June 24, 2024
David Heath

/s/ Margaret L. Jenkins	Director	June 24, 2024
Margaret L. Jenkins

/s/ Michael Kvitko	Director	June 24, 2024
Michael Kvitko

/s/ Chaoyang (Charles) Liu	Director	June 24, 2024
Chaoyang (Charles) Liu

/s/ Cara Robinson Sabin	Director	June 24, 2024
Cara Robinson Sabin